1 Wells /Village – Third Amendment to A&R Credit Agreement 4898-7933-6755, v. 3 THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”) is entered into as of April 21, 2025 by and among the following entities (individually and collectively, “Borrower”): (1) VILLAGE SUPER MARKET, INC., a corporation organized under the laws of the State of New Jersey (“Village”), (2) VILLAGE SUPER MARKET OF NJ, L.P., a limited partnership organized under the laws of the State of New Jersey (“Village NJ”), (3) VILLAGE SUPERMARKET OF MARYLAND LLC, a limited liability company organized under the laws of the State of Maryland (“Village MD”), (4) VILLAGE SUPER MARKET OF PA, LLC, a limited liability company organized under the laws of the Commonwealth of Pennsylvania (“Village PA”), (5) VSM NEW MARKETS, LLC, a limited liability company organized under the laws of the State of New Jersey (“VSM New Markets”), (6) VSM GOURMET, LLC, a limited liability company organized under the laws of the State of New York (“VSM Gourmet”), (7) VSM NY HOLDINGS LLC, a limited liability company organized under the laws of the State of New York (“VSM Fairway”), (8) GREATER MORRISTOWN RESTAURANT, LLC, a limited liability company organized under the laws of the State of New Jersey (“VSM Morristown”), (9) HANOVER AND HORSEHILL DEVELOPMENT LIMITED LIABILITY COMPANY, a limited liability company organized under the laws of the State of New Jersey (“Hanover”), (10) DELILAH PROPERTIES LLC, a limited liability company organized under the laws of the State of New Jersey (“Delilah”), (11) FIRE BRANDS INNOVATION LLC, a limited liability company organized under the laws of the State of New Jersey (“Fire Brands”), (12) VSM NY DISTRIBUTION LLC, a limited liability company organized under the laws of the State of New York (“VSM Distribution”), (13) VILLAGE GALLOWAY SHOPPING CENTER LLC, a limited liability company organized under the laws of the State of New Jersey (“Galloway”), (14) VILLAGE VINELAND 3600 LANDIS LLC, a limited liability company organized under the laws of the State of New Jersey (“Vineland”), (15) VILLAGE SUPER MARKET OF NY, LLC, a limited liability company organized under the laws of the State of New York (“Village NY”); and WELLS FARGO BANK NATIONAL ASSOCIATION (the “Bank”). RECITALS Whereas, the Borrower and Bank entered into a certain Amended and Restated Credit Agreement dated as of January 28, 2022 as amended by the First Amendment to Amended and Restated Credit Agreement dated September 1, 2022 and the Second Amendment to Amended and Restated Credit Agreement dated January 27, 2023 (collectively, as they may be further amended, replaced, restated, modified and/or extended from time to time, the “Credit Agreement”); and Whereas, Borrower and Bank have agreed to modify the terms of the Credit Agreement as set forth in this Third Amendment. Now, therefore, in consideration of the Bank’s continued extension of credit and the agreements contained herein, the parties agree as follows:

2 Wells /Village – Third Amendment to A&R Credit Agreement 4898-7933-6755, v. 3 AGREEMENT 1) ACKNOWLEDGMENT OF BALANCE. Borrower acknowledges that the most recent statement of account sent to the Borrower dated January 22, 2023 with respect to the Obligations is correct. 2) DEFINITIONS. a. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement, as applicable. b. Capitalized terms in this Third Amendment which are not otherwise defined in the Credit Agreement shall have the meanings ascribed to them in the Third Amendment. c. The terms used herein and not otherwise defined or modified herein or defined in the Credit Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in State of New Jersey. 3) MODIFICATIONS. The Credit Agreement shall be and hereby is modified as follows: a. Section 1.4(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: (d) Unused Commitment Fee. Borrower shall pay to Bank a fee equal to one fifth of one percent (0.20%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the daily unused amount of the Revolving Line of Credit, which fee shall be calculated on a quarterly basis by Bank in arrears and shall be due and payable by Borrower in arrears on the first Business Day of each calendar quarter with respect to the previous calendar quarter, commencing on the Third Amendment Closing Date. b. Section 2.18 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: SECTION 2.18 BUSINESS AND PROPERTY OF BORROWER. Upon and after the Closing Date, Borrower does not propose to engage in any business other than (i) the operation of a supermarket, (ii) food production and general product storage and distribution activities, (iii) any other non-supermarket-related business activities so long as annual sales with regard to such businesses do not exceed $20,000,000 in any fiscal year (for the avoidance of doubt, this clause shall exclude rental and/or partnership income) and (v) activities necessary to conduct the foregoing or ancillary to the foregoing (collectively, the “Permitted Businesses”). On the Closing Date, Borrower will own or lease all real and personal property and possess all of the rights and consents necessary for the conduct of the business of Borrower. c. Section 5.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

3 Wells /Village – Third Amendment to A&R Credit Agreement 4898-7933-6755, v. 3 SECTION 5.5. LOANS, ADVANCES, INVESTMENTS. Directly or indirectly purchase or acquire any obligations, securities, stock or other assets to be held for investment (as distinguished from assets held for direct and immediate use or consumption by Borrower or any Subsidiary), or make any loans or advances to or extensions of credit, except for any of the following: (a) readily marketable direct obligations of the United States of America; (b) commercial paper maturing within 180 days from the date of issuance that has been issued by a corporation conducting the majority of its business in the United States and has a rating of A-1 or better from Moody's Investor Services or P-1 or better from Standard & Poor's; (c) readily marketable direct obligations of any state, county or municipality in the United States that has a rating of at least A-1 from Moody's Investor Service or P-1 from Standard and Poor's; (d) notes, checks and chattel paper from customers that are accepted by Borrower or any Subsidiary as payment for the sale of inventory in the ordinary course of business; (e) certificate of deposit and "repo" obligations of (i) the Bank and its affiliates or (ii) any other United States domiciled bank or trust company that has unrestricted capital funds of at least $500,000,000.00 and whose long term certificates of deposit have a rating of at least A-1 from Moody's Investor services or P-1 from Standard and Poor's; (f) investments in the stock of Wakefern and/or the stock of Insure- Rite Ltd., a captive insurance company owned by Wakefern, the Borrower and various other entities; (g) issuance of convertible debt, equity contributions or investments of less than $20,000,000.00 in the aggregate in any one fiscal year and $50,000,000.00 in the aggregate in any one fiscal year for the purpose of real estate acquisitions, provided, however, the aggregate amount of such does not exceed the sum of $100,000,000 during the period commencing on the Closing Date through and including the Termination Date; (h) repurchases of common stock of the Borrower; (i) deposits of cash with or acceptance of notes due from Wakefern made or done pursuant to the terms and provisions of any cooperative agreement between Borrower and Wakefern; (j) investments maintained with and arranged by Bank in connection with cash management services provided to Borrower by Bank; or (k) loans, advance and investments in Galloway and for the acquisition of the Galloway Premises. d. Section 5.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: SECTION 5.9. OWNERSHIP AND ORGANIZATIONAL CHANGES. Permit or effect any of the following: (a) any shares of stock of any Subsidiaries to be sold, transferred, conveyed, assigned, pledged, hypothecated, or otherwise encumbered, except for transfers to another Subsidiary; (b) any change in the capitalization or capital structure of Borrower or any Subsidiary (including the issuance of any new, additional or different type or class of stock, the modification, reduction or retirement of any existing class or type of stock or the changing or modifying of the voting power of any stock) if, as a result of that change, there would be a violation of any provision of this Agreement; (c) the Borrower or any Subsidiary enter into any merger or consolidation or participate in a joint venture with any other company, except that (i) any such transaction may take place between Subsidiaries if otherwise permitted under Section 5.5 hereof and (ii) to the extent that the aggregate amount of such does not exceed (A) $50,000,000 in any fiscal year and/or (B) $100,000,000 during the period commencing on the Closing Date through and including the Termination Date; (d) any Borrower or Subsidiary to acquire all or a substantial portion of the assets of any commercial person or entity, or acquire any assets or interest therein of any firm except (i) Permitted Acquisitions, (ii) those acquisitions

4 Wells /Village – Third Amendment to A&R Credit Agreement 4898-7933-6755, v. 3 made by the Borrower in the ordinary course of business (such as acquisitions of inventory, it being understood for purposes of this Section 5.9 that acquisitions of stores and acquisitions of selling space are not acquisitions in the ordinary course of Borrower's business) and/or (iii) investments or acquisitions as permitted pursuant to Section 5.5 hereof; or (e) any subsidiary to be created or acquired, except that a new subsidiary may be formed if it is wholly owned by the Borrower. Notwithstanding anything to the contrary in this Article V including, but not limited to, Section 5.3, Section 5.5 and this Section 5.9, (I) the aggregate amount of acquisitions permitted pursuant to the terms of Section 5.3, Section 5.5 and this Section 5.9 shall not exceed $75,000,000 during the period commencing on the Closing Date through and including the Termination Date and (II) the aggregate amount of investments permitted pursuant to the terms of Section 5.5 and this Section 5.9 shall not exceed $100,000,000 during the period commencing on the Closing Date through and including the Termination Date. e. Section 5.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: SECTION 5.12. CHANGE IN MANAGEMENT. Permit or suffer a change in management that would result in less than two of the following individuals being in active, full time and direct control of the business of Borrower and its Subsidiaries: Robert Sumas, John P. Sumas, John J. Sumas and/or Nicholas Sumas. f. The following definitions in Section 8.2 of the Credit Agreement are hereby deleted and are replaced to read as follows: “Permitted Acquisitions” shall mean acquisitions of the assets or Equity Interests of another Person (the “target”) so long as: (a) the total costs and liabilities (including without limitation, all assumed liabilities, all earn-out payments, deferred payments and the value of any other stock or assets transferred, assigned or encumbered with respect to such acquisitions) of all such acquisitions do not exceed the aggregate amount of $25,000,000 during any fiscal year and the aggregate amount of $75,000,000 during the period commencing on the Closing Date through and including the Termination Date, (b) with respect to the acquisition of Equity Interests, such target shall be added as a borrowing entity to this Agreement and be jointly and severally liable for all Obligations, (c) the target or property is used or useful in the Borrowers’ Permitted Businesses, (d) the board of directors (or other comparable governing body) of the target shall have duly approved the transaction, (e) Borrower shall have delivered to Bank (i) a pro forma balance sheet and pro forma financial statements and a Compliance Certificate demonstrating that, upon giving effect to such acquisition on a pro forma basis, Borrower would be in compliance with the financial covenants set forth in Section 4.9 as of the most recent fiscal quarter end, (ii) financial statements of the target for the two most recent fiscal years then ended, in form and substance reasonably acceptable to Bank, (iii) updated Schedules to this Agreement and (iv) all searches and other due diligence with regard to the target requested by the Bank from time to time and (f) no Default and/or Event of Default shall have occurred and/or will occur after giving pro forma effect to such acquisition. “Permitted Encumbrances” shall mean any of the following: (a) taxes, assessments and other governmental charges not yet due and payable or that can be paid without penalty, or that

5 Wells /Village – Third Amendment to A&R Credit Agreement 4898-7933-6755, v. 3 are currently being contested in good faith by appropriate proceedings; provided, the Borrower shall have set aside on its books adequate reserves for any tax, assessment or other governmental charges so being contested; (b) workmen's, repairmen's, warehousemen's and carriers' Liens and other similar Liens arising in the ordinary course of business for charges not delinquent or that are currently being contested in good faith by appropriate proceedings, provided the Borrower shall have set aside on its books adequate reserves for such Liens being contested; (c) easements, rights of way, exceptions, encroachments, reservations, restrictions, conditions or limitations that do not in the aggregate materially interfere with or impair the intended use of any property or render title to any property unmarketable; (d) rights reserved to, or vested in, any municipality or governmental or other public authority that do not in the aggregate materially interfere or impair the intended operation or use of any property or render title to any property unmarketable; (e) Liens on or in shares of capital stock of Wakefern owned by Borrower to secure Borrower's obligations to Wakefern to make capital contributions to Wakefern and Indebtedness owing to Wakefern with respect to the purchase of inventory; (f) purchase money Liens on property directly acquired with the proceeds of the liabilities secured by said Lien so long as (1) the amount of such liabilities does not exceed 100% of the fair market value of the property so encumbered and (2) the aggregate amount of all such liabilities does not exceed $15,000,000.00 at any time outstanding (exclusive of the liabilities secured by Liens permitted by clause (e); (g) purchase money Liens for equipment purchased under any Wakefern sponsored financing program so long as the Lien only affects and attaches to the equipment so purchased; and (h) liens in favor of Wakefern on deposits made with Wakefern. “Revolving Interest Rate” shall mean an interest rate per annum equal to the sum of (i) the greater of the Daily Simple SOFR and zero percent (0.00%) plus (ii) one and one quarter of one percent (1.25%) “Termination Date” shall mean April 30, 2030 or such other date as the Bank may agree in writing to extend the Termination Date until, without there being any obligation on the part of the Bank to extend the Termination Date. g. The following definitions are hereby added to Section 8.2 of the Credit Agreement to read as follows in alphabetical order: “Third Amendment” shall mean that certain Third Amendment to Amended and Restated Credit Agreement dated as of the Third Amendment Closing Date by and among the Borrower and the Bank. “Third Amendment Closing Date” shall mean as of April ___, 2025. 4) RELEASE. Borrower and its representatives, successors and assigns hereby jointly and severally, knowingly and voluntarily RELEASE, DISCHARGE and FOREVER WAIVE and RELINQUISH any and all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatsoever kind or nature, whether known or unknown, which it has, may have or might have or may assert now or in the future against Bank directly or indirectly, arising out of, based upon or in any manner connected with any transaction, event, circumstance, action, failure to act or occurrence of

6 Wells /Village – Third Amendment to A&R Credit Agreement 4898-7933-6755, v. 3 any sort or type, in each case related to, arising from or in connection with the Credit Agreement and/or any other Loan Document, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Third Amendment Closing Date. The Borrower hereby acknowledges and agrees that the execution of this Third Amendment by Bank shall not constitute an acknowledgment of or an admission by Bank of the existence of any such claims or of liability for any matter or precedent upon which liability may be asserted. 5) NO WAIVER OF DEFAULTS. This Third Amendment does not constitute (a) a waiver of, or a consent to, (i) any provision of the Credit Agreement or any other Loan Document except as expressly stated in this Third Amendment, if applicable, or (ii) any present or future violation of, or Default or Event of Default under, any provision of the Credit Agreement or any other Loan Document, or (b) a waiver of Bank’s right to insist upon future compliance with each term, covenant, condition and provision of the Credit Agreement or any other Loan Document. The Borrower hereby acknowledges and agrees that failure to comply with any terms and/or conditions set forth herein shall be an Event of Default under the Credit Agreement and the other Loan Documents. 6) ACKNOWLEDGMENTS. Borrower acknowledges and represents that: (a) the Credit Agreement and the other Loan Documents, as amended hereby, are in full force and effect without any defense, claim, counterclaim, right or claim of set-off; (b) to the best of its knowledge, no default by the Bank in the performance of its duties under the Credit Agreement or the other Loan Documents has occurred; (c) all representations and warranties of the Borrower contained herein, in the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of this date, except for any representation or warranty that specifically refers to an earlier date; (d) No Material Adverse Effect has occurred during the period commencing on the Closing Date through and including the Third Amendment Closing Date; (e) Borrower has taken all necessary action to authorize the execution and delivery of this Third Amendment; and (f) this Third Amendment is a modification of an existing obligation and is not a novation. 7) EFFECT ON THE LOAN AGREEMENT. Upon the effectiveness of this Third Amendment: (a) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby; (b) all references in the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby; and (c) except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

7 Wells /Village – Third Amendment to A&R Credit Agreement 4898-7933-6755, v. 3 8) MISCELLANEOUS. This Third Amendment shall be construed in accordance with and governed by the laws of the State of New Jersey, without reference to that state’s conflicts of law principles. This Third Amendment, the Credit Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Third Amendment, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Third Amendment shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Third Amendment, the Credit Agreement or the other Loan Documents. This Third Amendment, the Credit Agreement and the other Loan Documents are intended to be consistent. However, in the event of any inconsistencies among this Third Amendment, the Credit Agreement and/or any of the other Loan Documents, the terms of the Credit Agreement as modified by this Third Amendment shall control. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Third Amendment. This Third Amendment may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement. 9) Waiver of Jury Trial. To the fullest extent permitted by applicable law, Borrower hereby irrevocably waives any right to trial by jury of any claim, demand, action or cause of action arising under this Third Amendment or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Third Amendment or the transactions contemplated hereby, in each instance whether now existing or hereafter arising and whether in contract, tort, equity or otherwise. [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

8 Wells /Village – Third Amendment to A&R Credit Agreement 4898-7933-6755, v. 3 IN WITNESS WHEREOF, the undersigned have signed and sealed this Third Amendment the day and year first above written. VILLAGE SUPER MARKET, INC. By:__________________________ Name: John Van Orden Title: Chief Financial Officer VILLAGE SUPER MARKET OF NJ, L.P. By: Village Super Market, Inc., a New Jersey corporation, its General Partner By:________________________ Name: John Van Orden Title: Chief Financial Officer VILLAGE SUPERMARKET OF MARYLAND LLC By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By:_________________________ Name: John Van Orden Title: Chief Financial Officer VILLAGE SUPER MARKET OF PA, LLC By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By:_________________________ Name: John Van Orden Title: Chief Financial Officer [SIGNATURE PAGES TO THE THIRD AMENDMENT TO A&R CREDIT AGREEMENT – Additional Signature Pages Follow] /s/ John Van Orden /s/ John Van Orden /s/ John Van Orden /s/ John Van Orden

9 Wells /Village – Third Amendment to A&R Credit Agreement 4898-7933-6755, v. 3 VSM NEW MARKETS, LLC By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By:_________________________ Name: John Van Orden Title: Chief Financial Officer VSM GOURMET, LLC By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By:_________________________ Name: John Van Orden Title: Chief Financial Officer VSM NY HOLDINGS LLC By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By:_________________________ Name: John Van Orden Title: Chief Financial Officer GREATER MORRISTOWN RESTAURANT, LLC By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By:_________________________ Name: John Van Orden Title: Chief Financial Officer [SIGNATURE PAGES TO THE THIRD AMENDMENT TO A&R CREDIT AGREEMENT – Additional Signature Pages Follow] /s/ John Van Orden /s/ John Van Orden /s/ John Van Orden /s/ John Van Orden

10 Wells /Village – Third Amendment to A&R Credit Agreement 4898-7933-6755, v. 3 HANOVER AND HORSEHILL DEVELOPMENT LIMITED LIABILITY COMPANY By: Village Super Market, Inc., a New Jersey corporation, its Manager By:_________________________ Name: John Van Orden Title: Chief Financial Officer DELILAH PROPERTIES LLC By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By:_________________________ Name: John Van Orden Title: Chief Financial Officer FIRE BRANDS INNOVATION LLC By:__________________________ Name: John Van Orden Title: Manager VSM NY DISTRIBUTION LLC By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By:_________________________ Name: John Van Orden Title: Chief Financial Officer [SIGNATURE PAGES TO THE THIRD AMENDMENT TO A&R CREDIT AGREEMENT – Additional Signature Pages Follow] /s/ John Van Orden /s/ John Van Orden /s/ John Van Orden /s/ John Van Orden

11 Wells /Village – Third Amendment to A&R Credit Agreement 4898-7933-6755, v. 3 VILLAGE GALLOWAY SHOPPING CENTER LLC By: Village Super Market, Inc., a New Jersey corporation, its Manager By:_________________________ Name: John Van Orden Title: Chief Financial Officer VILLAGE VINELAND 3600 LANDIS LLC By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By:_________________________ Name: John Van Orden Title: Chief Financial Officer VILLAGE SUPER MARKET OF NY, LLC By: Village Super Market, Inc., a New Jersey corporation, its Sole Member By:_________________________ Name: John Van Orden Title: Chief Financial Officer [SIGNATURE PAGES TO THE THIRD AMENDMENT TO A&R CREDIT AGREEMENT – Additional Signature Page Follows] /s/ John Van Orden /s/ John Van Orden /s/ John Van Orden

12 Wells /Village – Third Amendment to A&R Credit Agreement 4898-7933-6755, v. 3 BANK: WELLS FARGO BANK, NATIONAL ASSOCIATION By:_____________________________ Name: Catherine Alessi Title: Senior Vice President [SIGNATURE PAGES TO THE THIRD AMENDMENT TO A&R CREDIT AGREEMENT - Last Signature Page] /s/ Catherine Alessi